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                                AMENDMENT TO FUND
                             PARTICIPATION AGREEMENT
                                      AMONG
                        STRONG OPPORTUNITY FUND II, INC.,
                     STRONG VARIABLE INSURANCE FUNDS, INC.,
                        STRONG CAPITAL MANAGEMENT, INC.,
                            STRONG INVESTMENTS, INC.,
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

        For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the April 30, 1997 Fund Participation Agreement, as amended, among Strong Opportunity Fund II, Inc., Strong Variable Insurance Funds, Inc. (the "Funds"), Strong Capital Management, Inc. (the "Adviser"), Strong Investments, Inc. ("Distributors"), and Jefferson National Life Insurance Company (formerly known as Conseco Variable Insurance Company) (the "Insurance Company") as follows:

        1. All references to "Conseco Variable Insurance Company" are hereby changed to "Jefferson National Life Insurance Company", effective May 1, 2003. This change reflects the change in the Company's name from Conseco Variable Insurance Company to Jefferson National Life Insurance Company.

        2. The first paragraph of the Agreement is deleted in its entirety and replaced with the following:
                   "THIS AGREEMENT, is made as of April 30, 1997, by and among Jefferson National Life Insurance Company (the "Insurance Company"), on its own behalf and on behalf of Jefferson National Life Annuity Account C, Jefferson National Life Annuity Account E, Jefferson National Life Annuity Account F, Jefferson National Life Annuity Account G, Jefferson National Life Annuity Account H, Jefferson National Life Annuity Account I and Jefferson National Life Account L, segregated asset accounts of the Insurance Company (collectively, "Account"), Strong Variable Insurance Funds, Inc. ("Strong Variable") on behalf of the Portfolios of Strong Variable list on the attached Exhibit A as such Exhibit may be amended from time to time (the "Designated Portfolios"), Strong Opportunity Fund II, Inc. ("Opportunity Fund II"), Strong Capital Management, Inc. (the "Adviser"), the investment adviser and transfer agent for the Opportunity Fund II and Strong Variable, and Strong Funds

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        Distributors, Inc. ("Distributors"), the distributor for Strong Variable and the Opportunity Fund II (each, a "Party" and collectively, the "Parties")."

        3.    The following is added as subsection (d) to paragraph 3.8 of the
              Agreement:
        (d.)       In the event that adjustments are required to correct any
error in the computation of the net asset value shares of a Fund and such adjustment cause the Insurance Company to incur any direct costs for re-processing Separate Accounts, the Insurance Company shall provide the Fund or the Advisor with an invoice or other statement documenting such costs in a reasonable detail. The Adviser shall reimburse the Insurance Company for reasonable costs upon which they mutually agree.

        4. All other terms of the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, DECEMBER 2, 2003.


                      STRONG OPPORTUNITY FUND II, INC.


                      By: /s/ Christopher O. Petersen
                          ---------------------------
                      Name: Christopher O. Petersen
                      Title: Vice President and Assistant Secretary


                      STRONG VARIABLE INSURANCE FUNDS, INC.


                      By: /s/ Christopher O. Petersen
                          ---------------------------
                      Name: Christopher O. Petersen
                      Title: Vice President and Assistant Secretary


                      STRONG CAPITAL MANAGEMENT, INC.


                      By:  /s/ Adym W. Rygmyr


                      Name: Adym W. Rygmyr
                      Title: Assistant Executive Vice President and Assistant
                             Secretary

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                      STRONG INVESTMENTS, INC.


                      By: /s/ Adym W. Rygmyr
                          ------------------
                      Name: Adym W. Rygmyr
                      Title: Assistant Secretary


                      JEFFERSON NATIONAL LIFE INSURANCE COMPANY


                      By: /s/ Craig A. Hawley
                      Name: Craig A. Hawley
                      Title: General Counsel

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                                AMENDMENT TO FUND
                             PARTICIPATION AGREEMENT
                                      AMONG
                        STRONG OPPORTUNITY FUND II, INC.,
                     STRONG VARIABLE INSURANCE FUNDS, INC.,
                        STRONG CAPITAL MANAGEMENT, INC.,
                            STRONG INVESTMENTS, INC.,
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

        For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the April 30, 1997 Fund Participation Agreement, as amended, among Strong Opportunity Fund II, Inc., Strong Variable Insurance Funds, Inc. (the "Funds"), Strong Capital Management, Inc. (the "Adviser"), Strong Investments, Inc. ("Distributors"), and Jefferson National Life Insurance Company (the "Insurance Company") as follows:


        1. The first paragraph of the Agreement is deleted in its entirety and replaced with the following:
                   "THIS AGREEMENT, is made as of April 30, 1997, by and among Jefferson National Life Insurance Company (the "Insurance Company"), on its own behalf and on, behalf of Jefferson National Life Annuity Account C, Jefferson National Life Annuity Account E, Jefferson National Life Annuity Account F, Jefferson National Life Annuity Account G, Jefferson National Life Annuity Account H, Jefferson National Life Annuity Account I, Jefferson National Life Annuity Account J, Jefferson National Life Annuity Account K, Jefferson National Life Account L, Jefferson National Life Annuity Account M, Jefferson National Life Annuity Account N and Jefferson National Life Annuity Account O, segregated asset accounts of the Insurance Company (collectively "Account"), Strong Variable Insurance Funds, Inc. ("Strong Variable") on behalf of the Portfolios of Strong Variable list on the attached Exhibit A as such Exhibit may be amended from time to time (the "Designated Portfolios"), Strong Opportunity Fund II, Inc. ("Opportunity Fund II"), Strong Capital Management, Inc. (the "Adviser"), the investment adviser and transfer agent for the Opportunity Fund II and Strong Variable, and Strong Funds Distributors, Inc. ("Distributors"), the distributor for Strong Variable and the Opportunity Fund II (each, a "Party" and collectively, the "Parties")."

        2. All other terms of the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, APRIL 5, 2004.

                      STRONG OPPORTUNITY FUND II, INC.

                      By: /s/ Randy C. Henze
                          ------------------
                      Name: Randy C. Henze
                      Title: Managing Director, Intermediary Services


                      STRONG VARIABLE INSURANCE FUNDS, INC.

                      By: /s/ Randy C. Henze
                          ------------------
                      Name: Randy C. Henze

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                      Title: Managing Director, Intermediary Services

                      STRONG CAPITAL MANAGEMENT, INC.

                      By: /s/ Randy C. Henze
                          ------------------
                      Name: Randy C. Henze
                      Title: Managing Director, Intermediary Services

                      STRONG INVESTMENTS, INC.

                      By: /s/ Randy C. Henze
                          ------------------
                      Name: Randy C. Henze
                      Title: Vice President

                      JEFFERSON NATIONAL LIFE INSURANCE COMPANY

                      By: /s/ Craig A. Hawley
                          -------------------
                      Name: Craig A. Hawley
                      Title: General Counsel and Secretary